SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Forge River Road, Suite 100, Webster, Texas 77598

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.	Appointment of Directors

Effective June 6, 2025, the Board of Directors (the “Board”) of the Company increased the number of directors to five and appointed Messrs. Shawn Canter and Aron Schwartz to serve as members of the board of directors of the Company. Messrs. Canter and Schwartz will serve as members of the Board until the next annual meeting of the Company’s stockholders, and until their successors are elected and qualified or until their earlier death, resignation or removal. In addition, Mr. Schwartz was appointed as the Chair of the Board’s Compensation Committee and as member of each of the Audit Committee and Nominating and Corporate Governance Committee.

In connection with Mr. Schwartz’ appointment, the Company agreed to pay Mr. Schwartz cash compensation equal to $95,000 per year and to issue 105,040 restricted stock units (“RSUs”) of the Company’s common stock, which shares shall vest in two equal increments every six months following June 6, 2025, subject to Mr. Schwartz’s continued service with the Company through each applicable vesting date and such RSUs becoming issuable upon the Company’s shareholder approval of a new equity incentive plan. Mr. Canter will not receive additional compensation for his duties on the Board.

There are no arrangements or understandings between Messrs. Canter and Schwartz and any other person pursuant to which Messrs. Canter and Schwartz were appointed directors of the Company. There are no family relationships between Messrs. Canter and Schwartz and any director or executive officer of the Company, and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Following are the resumes of our new directors:

Mr. Schwartz, age 54, has served as a member of our Board since June 6, 2025. He was a Managing Director at ACON Investments from 2014 to 2024. Mr. Schwartz is the founder of Constructivist Capital, LLC, a firm that works with family offices and alternative asset management firms to pursue attractive investment opportunities. He was previously a consultant to and a Managing Director at Avenue Capital from 2012 to 2014 and held various positions culminating in Managing Director of Fenway Partners, a middle market private equity firm based in New York, from 1999 to 2011. From 1997 to 1999, Mr. Schwartz was an associate in the Financial Entrepreneurs Group of Salomon Smith Barney, where he worked on a variety of financings and advisory assignments. He also serves or has served on the board of directors of a number of other public and private companies, including Invacare Corporation, True Value Company, LLC, 1-800 Contacts, Inc., Commonwealth Laminating & Coating, Inc., Easton Bell Sports, Inc., STVT-AAI Education Inc. (Ancora Education), Igloo Products Corp., APR Energy, PLC, Borden Dairy Holdings, ATU Auto Technick-Unger, PSSI, Rapid Deploy, Inc., Prima-Wawona, AFH, Melinta Therapeutics LLC, Tempel Steel, Mark Andy Inc., FEV Acquisition LLC, Injured Workers Pharmacy, LLC, Aventine, Inc. and VillageMD. In addition, Mr. Schwartz previously served on the board of directors of the Open Road Foundation and US-ASEAN Business Council. Mr. Schwartz, a Certified Management Accountant, received his J.D. and M.B.A with honors from U.C.L.A. and his B.A. and B.S.E. cum laude from the Wharton School at the University of Pennsylvania.

The Board concluded that Mr. Schwartz is qualified to serve on the Board because of significant commercial, financial and management expertise, as well as his history serving on the boards of public companies.

Mr. Canter, age 54, has served as Chief Financial Officer (“CFO”) of the Company since March 31, 2023. Mr. Canter is a seasoned corporate executive and board member with over 25 years of experience leading teams in hands-on roles in both institutional and early/growth stage companies bringing solutions to complex situations. He gained significant financial and transactional experience as an executive in mergers and acquisitions (“M&A”) at Goldman Sachs and at Bank of America’s investment banking division where he also served as Chief Operating Officer of M&A. Mr. Canter is responsible for financial management and driving a disciplined fiscal strategy while scaling the Company through its commercialization phase. Mr. Canter received a bachelor’s degree in economics and a master’s degree in organizational behavior from Stanford University, as well as a JD and an MBA from the University of Michigan.

The Board concluded that Mr. Canter is qualified to serve on the Board because of his financial expertise, significant transactional knowledge and his continued service with the Company.

2.	Appointment of General Counsel and Secretary

Effective June 6, 2025, the Board appointed Jay K. Yamamoto as General Counsel and Secretary of the Company.

Mr. Yamamoto, age 46, brings 15 years of legal experience to the Company. Mr. Yamamoto, has served as the Company’s primary outside counsel since December 2016, providing strategic advice on securities regulation, corporate governance, M&A, and other complex matters, and, through that engagement, has developed an intimate understanding of the Company’s business, risk profile, and long-term objectives. Prior to joining the Company, Mr. Yamamoto spent 15 years practicing law, including over 7 years as a partner, at Sichenzia Ross Ference Carmel LLP, a law firm in New York. His firm practice focused on corporate and securities law, including initial public offerings and secondary transactions, mergers and acquisitions, corporate governance and securities law compliance. Mr. Yamamoto represented numerous public and private companies in private equity financing transactions, debt and venture capital offerings, domestic mergers, stock and assets acquisitions and other reorganization transactions. Mr. Yamamoto received B.A. degrees from Colgate University in economics and philosophy, and his J.D. degree from Pace University of Law.

In connection with his appointment as General Counsel and Secretary, the Company agreed to pay Mr. Yamamoto an annual base salary of $350,000 and grant 1,500,000 RSUs of the Company’s common stock, which shares shall vest in eight equal increments every six months, beginning on June 6, 2025, subject to Mr. Yamamoto’s continued service with the Company through each applicable vesting date and such RSU becoming issuable upon the Company’s shareholder approval of a new equity incentive plan.

There are no arrangements or understandings between Mr. Yamamoto and any other person pursuant to which he was appointed as General Counsel and Secretary of the Company. There are no family relationships between Mr. Yamamoto and any director or executive officer of the Company, and he has no material, direct or indirect, interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

3.	Non-Executive Directors’ Compensation

Following the recommendation of the disinterested members of the Compensation Committee of the Board, effective June 6, 2025, the Board approved, a cash compensation adjustment and the grant of restricted stock units to the non-executive members of the Board as follows: (i) Dr. Massey, the Company’s Lead Director, cash compensation equal to $120,000 per year and to issue 105,040 RSUs of the Company’s common stock, which shares shall vest in two equal increments every six months following June 6, 2025, subject to Ms. Massey’s continued service with the Company through each applicable vesting date and such RSUs becoming issuable upon the Company’s shareholder approval of a new equity incentive plan; and (ii) Ms. Grier, the Company’s Audit Committee chair, cash compensation equal to $97,500 per year and to issue 105,040 RSUs of the Company’s common stock, which shares shall vest in two equal increments every six months following June 6, 2025, subject to Ms. Grier’s continued service with the Company through each applicable vesting date and such RSUs becoming issuable upon the Company’s shareholder approval of a new equity incentive plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: June 9, 2025	By:	/s/ Michael Mo
Michael Mo
Chief Executive Officer